                                   EXHIBIT 5.1

                  [Letterhead of Bodman, Longley & Dahling LLP]

                                 June 4, 1998


Meadowbrook Insurance Group, Inc.
26600 Telegraph Road, Suite 300
Southfield, Michigan 48034

Dear Sirs:

         You have requested our opinion in connection with a Registration Statement on Form S-3 to be filed by Meadowbrook Insurance Group, Inc. (the "Company") with the Securities and Exchange Commission for registration pursuant to the Securities Act of 1933, as amended, of 33,433 shares of Company Common Stock, par value $.01, offered by Villari & Associates, Inc., a Florida corporation, as selling shareholder.

         As counsel for the Company, we are of the opinion that the 33,433 shares of Company Common Stock, par value $.01, offered by Villari & Associates, Inc., will, upon sale thereof in the manner contemplated by the Registration Statement, be legally issued, fully paid and nonassessable.

         We hereby consent to the reference to our firm under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     BODMAN, LONGLEY & DAHLING LLP

                                     /s/ Barbara Bowman Bluford

                                     By:      Barbara Bowman Bluford, a partner